UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)          December 19, 2013 (December 17, 2013)

EQT CORPORATION
(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or other jurisdiction of incorporation)	1-3551 (Commission File Number)	25-0464690 (IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania (Address of Principal Executive Offices)	15222 (Zip Code)

Registrant's telephone number, including area code	(412) 553-5700

(Former name or former address, if changed since last report)
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 unde the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 17, 2013, EQT Corporation (the “Company”) and its direct wholly owned subsidiary Distribution Holdco, LLC (“Holdco”) completed the previously announced transactions contemplated by the Master Purchase Agreement, dated as of December 19, 2012 (as amended, the “Master Purchase Agreement”) and the Asset Exchange Agreement, dated as of December 19, 2012 (as amended, the “Asset Exchange Agreement”), by and among the Company, Holdco, and PNG Companies LLC (“PNG Companies”), the parent company of Peoples Natural Gas Company LLC (“Peoples”). Pursuant to the Master Purchase Agreement and the Asset Exchange Agreement, the Company and Holdco transferred 100% of their ownership interests of Equitable Gas Company, LLC (“Equitable Gas”) and Equitable Homeworks, LLC (“Homeworks”) to PNG Companies in exchange for cash and other assets of, and new commercial arrangements with, PNG Companies and its affiliates. Homeworks and Equitable Gas were previously direct wholly owned subsidiaries of Holdco. Peoples is a portfolio company of SteelRiver Infrastructure Fund North America LP.

At the closing of the transaction, the Company received the following cash and assets from, and entered into the following commercial arrangements with, PNG Companies, Peoples and their affiliates:

•
Cash. PNG Companies paid approximately $740 million cash to the Company, which includes a $720 million base price and $20 million of initial purchase price adjustments.  This amount remains subject to certain post-closing adjustments.

•	Midstream Assets. PNG Companies caused its affiliates to transfer certain natural gas midstream assets to the Company.

•
Commercial Arrangements. Simultaneously with the execution of the Master Purchase Agreement and the Asset Exchange Agreement, the Company (and certain of the Company’s affiliates) and Peoples (and certain of Peoples’ affiliates) entered into a suite of commercial agreements, including, but not limited to, precedent agreements for gas transportation and storage services, and a gas purchase and sales agreement, pursuant to which the Company (and certain of the Company’s affiliates) will provide gas transportation and storage services and supply natural gas to Peoples.  On the closing date, the Company (and certain of the Company’s affiliates) and Peoples (and certain of Peoples’ affiliates) also entered into, among other things, (i) gas transportation and storage agreements to provide for the services agreed upon with the execution of the Master Purchase Agreement and Asset Exchange Agreement, (ii) a new gas purchase and sales agreement pursuant to which the Company’s affiliate will supply natural gas to Equitable Gas and a modified gas purchase and sales agreement for the supply of natural gas to Peoples, (iii) an extension agreement that extended the term of existing gas transportation and storage agreements pursuant to which the Company’s affiliate provides gas transportation and storage services to Equitable Gas, and (iv) transition services agreements.

The foregoing description of the Master Purchase Agreement and the Asset Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Master Purchase Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2012 (the “December 2012 Report”), Amendment No. 1 to Master Purchase Agreement, which was filed as Exhibit 2.01 to the Company’s Quarterly Report on Form 10-Q filed with the Commission on April 25, 2013, Amendment No. 2 to Master Purchase Agreement, which is filed as Exhibit 2.1 hereto, the Asset Exchange Agreement filed as Exhibit 2.2 to the December 2012 Report, and the Amendment to the Asset Exchange Agreement, which is filed as Exhibit 2.2 hereto, all of which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 17, 2013, the Company issued a press release with respect to the matters described above, a copy of which is furnished with this Form 8-K as Exhibit 99.1. The information in this Item 7.01 of Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(b)         Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

(d)         Exhibits.

2.1	Amendment No. 2 to Master Purchase Agreement, dated as of December 17, 2013, by and among EQT Corporation, Distribution Holdco, LLC and PNG Companies LLC.

2.2
Amendment to Asset Exchange Agreement, dated as of December 17, 2013, by and between PNG Companies LLC and EQT Corporation.  Schedules (and similar attachments) to the Amendment to Asset Exchange Agreement are not filed.  The Company will furnish supplementally a copy of any omitted schedule and similar attachment to the Commission upon request.

99.1	Press release dated December 17, 2013 issued by EQT Corporation.

99.2	Unaudited pro forma condensed consolidated financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION
(Registrant)

	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President and Chief Financial Officer

Date: December 19, 2013

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 2 to Master Purchase Agreement, dated as of December 17, 2013, by and among EQT Corporation, Distribution Holdco, LLC and PNG Companies LLC.
2.2
Amendment to Asset Exchange Agreement, dated as of December 17, 2013, by and between PNG Companies LLC and EQT Corporation.  Schedules (and similar attachments) to the Amendment to Asset Exchange Agreement are not filed.  The Company will furnish supplementally a copy of any omitted schedule and similar attachment to the Commission upon request.

99.1	Press release dated December 17, 2013 issued by EQT Corporation.
99.2	Unaudited pro forma condensed consolidated financial information.